EXHIBIT 21.1

Subsidiaries of Synopsys, Inc.

Name	Jurisdiction of Incorporation
Accelerant Networks, Inc.	California
Angel HiTech Limited	Bermuda
Avant! China Holdings, Ltd.	Bermuda
Avant! Corporation GmbH	Germany
Avant! Corporation Limited	United Kingdom
Avant! Europe Manufacturing Ltd.	Ireland
Avant! Global Technologies Ltd.	Ireland
Avant! International Distribution Ltd.	Ireland
Avant! Korea Co., Ltd.	Korea
Avant! LLC	Delaware
Avant! Microelectronics (Shanghai) Company Limited	China
Avant! Software (Israel) Ltd.	Israel
Avant! Taiwan Holdings, Ltd.	Bermuda
Avant! UK Ltd.	United Kingdom
Avant! Worldwide Holdings, Ltd.	Bermuda
Avanticorp Hong Kong Limited	Hong Kong
Cascade Semiconductor Solutions, Inc.	Oregon
Compass Design Automation International, B.V.	The Netherlands
Integrated Systems Engineering (Shanghai) Co., Ltd.	China
Maude Avenue Land Corporation	Delaware
Nassda Corporation	Delaware
Nassda Europe	France
Nassda GmbH	Germany
Nassda International Corporation	California
Nassda International UK Limited	United Kingdom
Nihon Synopsys Co., Ltd.	Japan
Progressant Technologies, Inc.	California
Synopsys (India) EDA Software Private Limited	India
Synopsys (India) Private Limited	India
Synopsys (Northern Europe) Limited	United Kingdom
Synopsys (Singapore) Pte. Limited	Singapore
Synopsys Armenia CJSC	Armenia
Synopsys Canada Holdings ULC	Canada
Synopsys Canada Holdings, Inc.	Delaware
Synopsys Canada ULC	Canada
Synopsys Denmark ApS	Denmark
Synopsys Finland OY (Smartech)	Finland
Synopsys Global Holdings Limited	Bermuda
Synopsys GmbH	Germany
Synopsys Holding Company	Delaware
Synopsys International Inc. (FSC)	Barbados
Synopsys International Limited	Ireland
Synopsys International Old Limited	Ireland
Synopsys International Services, Inc.	Delaware
Synopsys Ireland Limited	Ireland
Synopsys Israel Limited	Israel
Synopsys Italia s.r.l.	Italy
Synopsys Korea, Inc.	Korea
Synopsys Merger Holdings, LLC	Delaware
Synopsys Netherlands BV	The Netherlands
Synopsys SARL	France
Synopsys Scandinavia AB	Sweden
Synopsys Switzerland LLC	Switzerland
Synopsys Taiwan Limited	Taiwan
Synopsys Technology (Beijing) Company Limited	China